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                                 EXHIBIT 10(a)

                          CYPRUS AMAX MINERALS COMPANY

                               MATERIAL CONTRACTS
                          1995 BONUS INCENTIVE PROGRAM

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

                          CYPRUS AMAX MINERALS COMPANY
                          1995 BONUS INCENTIVE PROGRAM


PURPOSE
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Bonus programs, which are a part of Cyprus Amax's total compensation program, is one method of recognizing the contributions of salaried employees when Cyprus Amax Minerals Company meets its annual performance and financial objectives.
The Plan's purpose is to focus the attention of employees on the objectives of the corporation and business units and to encourage team and individual efforts in order to achieve the desired results.

EFFECTIVE DATE
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Effective January 1, 1995 through December 31, 1995 with payment of bonuses to be made the first quarter of 1996.

ELIGIBILITY
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All salaried Corporate Staff employees, salaried Division Staff employees and salaried grade 15 and above employees at the Locations are eligible to be considered for a bonus provided:

1) Employees must be on the active payroll on December 31. Employees who resign or are discharged for cause will not receive a bonus payment.

2) Employees hired during the year will be eligible to receive a prorated bonus.

3) Employees terminated for reasons of retirement, death, or workforce reduction will be eligible to receive a prorated bonus.

4) Temporary and Casual Employees are not eligible.

Employees will be eligible to participate in only one bonus plan.

DIVISION AND CORPORATE STAFF OBJECTIVES
- ---------------------------------------

Division Objectives will be established by Division Presidents for approval and subsequent evaluation by CEO.

Corporate Staff Objectives will be established by Department Heads for approval and subsequent evaluation by CEO.

Division Presidents and Department Heads will determine the allocation of bonus pool dollars within their areas of responsibility.

BONUS POOL
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The actual bonus pool will be based on the Committee's evaluation of Cyprus
Amax's overall performance for the year. At the December 1995 Committee meeting, the CEO will review the Company's performance regarding various financial measurements as well as performance relative to more subjective measurements such as merger integration goals achieved. Once Committee approval is received, the CEO will allocate dollar amounts to each Division and Staff Department based on his evaluation of their performance. The following guidelines will generally apply to any such allocation:

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


                                 Corporate        Division       Individual
                                Performance     Performance      Performance
Operations Officers                 50%             25%              25%
Staff Officers                      75%              0%              25%
Corporate Staff                     75%              0%              25%
Division Line                       25%             50%              25%
Division Staff                      25%             50%              25%


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